UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2018

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of The Interpublic Group of Companies, Inc. was held on May 24, 2018.

(b) The following matters were voted upon with the final results indicated below.

1.	The nominees listed below were elected directors until the next annual meeting of stockholders with the respective votes set forth opposite their names:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES

Jocelyn Carter-Miller	340,831,000	4,793,626	152,273	14,951,911
H. John Greeniaus	340,290,998	5,280,743	205,158	14,951,911
Mary J. Steele Guilfoile	338,076,539	7,549,900	150,460	14,951,911
Dawn Hudson	344,214,161	1,413,805	148,933	14,951,911
William T. Kerr	341,535,362	4,041,253	200,284	14,951,911
Henry S. Miller	341,117,517	4,450,557	208,825	14,951,911
Jonathan F. Miller	340,411,452	5,158,935	206,512	14,951,911
Patrick Q. Moore	344,058,640	1,517,842	200,417	14,951,911
Michael I. Roth	330,904,889	13,946,511	925,499	14,951,911
David M. Thomas	340,376,396	5,162,207	238,296	14,951,911
E. Lee Wyatt Jr.	344,893,773	641,090	242,036	14,951,911

2.	A proposal to approve confirmation of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2018 was approved with the votes set forth below:

For	354,545,659
Against	5,983,176
Abstain	199,975

There were no broker non-votes.

3.	An advisory ballot question on named executive officer compensation was approved with the votes set forth below:

For	329,116,430
Against	16,318,409
Abstain	342,060
Broker non-votes	14,951,911

4.	A stockholder proposal regarding an independent Board chairman was defeated with the votes set forth below:

For	59,598,279
Against	285,740,833
Abstain	437,787
Broker non-votes	14,951,911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: May 29, 2018	By: /s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary